                                                                   Exhibit 10.4


                                                         COPY AS EXECUTED WITH
                                                   EXHIBITS D, E, F,G AND L AS
                                                           SEPARATELY EXECUTED

                                 $225,000,000

                 THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                        Dated as of December 19, 1997

                                    Among

                            24 HOUR FITNESS, INC.

                                 as Borrower

                                     and

                            FITNESS HOLDINGS, INC.
                             as Parent Guarantor

                                     and

             THE RESTATEMENT LENDERS, THE EXISTING ISSUING BANK
                     AND THE SWING LINE BANK NAMED HEREIN

              as Restatement Lenders, Existing Issuing Bank and
                               Swing Line Bank

                                     and

                          BANQUE NATIONALE DE PARIS

                as Administrative Agent and Syndication Agent

                                     and

                            BANKERS TRUST COMPANY

                            as Documentation Agent

                                     and

               LASALLE NATIONAL BANK AND WELLS FARGO BANK, N.A.

                                 as Co-Agents

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS..................................2

      SECTION 1.01. Certain Defined Terms....................................2
      SECTION 1.02. Computation Of Time Periods.............................26
      SECTION 1.03. Accounting Terms........................................26

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT.....26

      SECTION 2.01.  The Advances...........................................26
      SECTION 2.02.  Making the Advances....................................28

      SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
                     Letters of Credit......................................30
      SECTION 2.04.  Repayment of Advances..................................32
      SECTION 2.05.  Termination or Reduction of the Commitments............34
      SECTION 2.06   Prepayments............................................35
      SECTION 2.07.  Interest...............................................37
      SECTION 2.08.  Fees...................................................38
      SECTION 2.09.  Conversion of Advances.................................39
      SECTION 2.10.  Increased Costs, Etc...................................39
      SECTION 2.11.  Payments and Computations..............................41
      SECTION 2.12.  Taxes..................................................42
      SECTION 2.13.  Sharing of Payments, Etc...............................44
      SECTION 2.14.  Use of Proceeds........................................45

ARTICLE III  CONDITIONS OF LENDING..........................................45

      SECTION 3.01. Conditions Precedent to the Third Amendment and
                    Restatement.............................................45
      SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance.....50
      SECTION 3.03. Determinations Under Section 3.01.......................50

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................51

      SECTION 4.01. Representations and Warranties of the Borrower..........51

ARTICLE V  COVENANTS OF THE BORROWER........................................56

      SECTION 5.01. Affirmative Covenants...................................57
      SECTION 5.02.  Negative Covenants.....................................60
      SECTION 5.03. Reporting Requirements..................................68
      SECTION 5.04. Financial Covenants.....................................71


                                      (i)

ARTICLE VI  EVENTS OF DEFAULT...............................................72

      SECTION 6.01. Events of Default.......................................73

      SECTION 6.02.  Actions in Respect of the Letters of Credit upon
                     Default................................................75

ARTICLE VII  THE AGENTS.....................................................76

      SECTION 7.01.  Authorization and Action...............................76
      SECTION 7.02.  Agents Reliance, Etc...................................76
      SECTION 7.03.  Each Agent and Affiliates..............................77
      SECTION 7.04.  Lender Party Credit Decision...........................77
      SECTION 7.05.  Indemnification........................................77
      SECTION 7.06.  Successor Agents.......................................79

ARTICLE VIII  MISCELLANEOUS.................................................80

      SECTION 8.01.  Amendments, Etc........................................80
      SECTION 8.02.  Notices, Etc...........................................80
      SECTION 8.03.  No Waiver; Remedies....................................81
      SECTION 8.04.  Costs and Expenses.....................................81
      SECTION 8.05.  Right of Setoff........................................83
      SECTION 8.06.  Binding Effect.........................................83
      SECTION 8.07.  Assignments and Participations.........................83
      SECTION 8.08.  Execution in Counterparts..............................86
      SECTION 8.09.  No Liability of the Issuing Bank.......................86
      SECTION 8.10.  Confidentiality........................................86
      SECTION 8.11.  Jurisdiction, Etc......................................87
      SECTION 8.12.  Governing Law..........................................87
      SECTION 8.13.  Waiver of Jury Trial...................................88


                                      (ii)

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

            THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 19, 1997 among 24 HOUR FITNESS, INC., a California corporation (the "Borrower"), FITNESS HOLDINGS, INC., a Delaware corporation (the "Parent Guarantor"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Restatement Lenders (the "Restatement Lenders"), BANQUE NATIONALE DE PARIS ("BNP"), as the existing issuing bank hereunder (the "Existing Issuing Bank"), as swing line bank (the "Swing Line Bank"), as syndication agent (the "Syndication Agent") and as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined), BANKERS TRUST COMPANY, as documentation agent (the "Documentation Agent") for the Lenders, and LASALLE NATIONAL BANK AND WELLS FARGO BANK, N.A., as co-agents (the "Co-Agents") for the Lenders.

PRELIMINARY STATEMENTS:

            (1) The Borrower is a wholly owned subsidiary of the Parent Guarantor. The Borrower entered into a Credit Agreement dated as of December 29, 1994, as amended and restated on June 30, 1995 and on March 14, 1997 (as further amended, supplemented or otherwise modified through the date hereof, the "Existing Credit Agreement"), with BNP, as Lender, Initial Issuing Bank and Agent thereunder, and the other lenders party thereto (together with BNP, the "Existing Lenders") in order to provide financing for the acquisition and development of Health Club Facilities (as hereinafter defined), and to provide working capital for the Borrower and its Subsidiaries (as hereinafter defined).

            (2) The Borrower has requested that the Existing Lenders further amend and restate the Existing Credit Agreement so that, immediately upon the Third Restatement Date (as hereinafter defined), the Lender Parties would advance to the Borrower and its Subsidiaries an aggregate amount of up to $225,000,000.

            (3) The Existing Lenders party to the Existing Credit Agreement and the Borrower have agreed to further amend and restate the Existing Credit Agreement in order to allow such Existing Lenders to assign a portion of their Commitments (as defined in the Existing Credit Agreement) to the Restatement Lenders hereunder and to increase their Term Commitment under the Existing Credit Agreement in order to refinance the Term Facility (as defined in the Existing Credit Agreement), and allow the Borrower to pay transaction fees and expenses and that, from time to time, the Lender Parties would lend to the Borrower and issue Letters of Credit (as hereinafter defined) for the benefit of the Borrower to provide working capital for the Borrower and its Subsidiaries, to provide financing for the acquisition and development of Health Club Facilities and for other purposes as provided herein. The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

            (4) Simultaneously with the execution hereof, the Existing Lenders that are not Restatement Lenders have entered into an Assignment and Agreement, in the form of Exhibit L attached hereto dated as of the date hereof (the "Assignment Agreement"), with the Restatement Lenders hereunder pursuant to which such Existing Lenders have agreed to sell and assign to the Restatement Lenders, and the Restatement Lenders have agreed to purchase and assume, as of the Third Restatement Date, all of such Existing Lenders' rights and obligations under the Existing Credit Agreement on the terms set forth in the Assignment Agreement. After giving effect to such sale and assignment as of the Third Restatement Date, the Commitments (as hereinafter defined) of, and the amount of Advances (as hereinafter defined) owing to, each of the Restatement Lenders will be as set forth on Schedule I.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted EBITDA" means, for any Rolling Period, the sum of (a) Consolidated EBITDA of the Parent Guarantor and its Subsidiaries (b) with respect to any Health Club Investment which constitutes an acquisition of a Health Club Facility, EBITDA of such Health Club Facility for such Rolling Period or such shorter period, as appropriate, ending on the last day of the month immediately preceding the date of the consummation of such Health Club Investment if the Lender Parties shall have received financial information of such Health Club Facility with an audit or a review report by a nationally recognized accounting firm acceptable to the Administrative Agent, provided, however, that, with respect to any Health Club Investment consisting of an acquisition of a Health Club Facility with an aggregate acquisition purchase price (including the amount of any indebtedness refinanced or assumed, any earnout or similar Obligation in connection therewith, and all fees and expenses related thereto) which represents less than 5 % of the Consolidated assets of the Parent Guarantor and its Subsidiaries immediately before giving effect to such Health Club Investment, such audit or review report shall only be required at the request of the Administrative Agent and (c) Pro Forma Adjustments.

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 75042070103, or such other account maintained by the

      Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

            "Advance" means a Term A Advance, a Term B Advance, a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5 % or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agents" means each of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Agents, together, in each case, with any successor or successors of any thereof appointed pursuant to
      Article VII hereof.

            "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office, in the case of a Base Rate Advance, and such Lender Party's Eurodollar Lending Office, in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means a percentage per annum determined by reference to the Leverage Ratio as set forth below:

             Leverage Ratio        Term A Facility and      Term B Facility
                                 Working Capital Facility

                                        Base Rate              Base Rate
                                   Advances/Eurodollar    Advances/Eurodollar
                                      Rate Advances          Rate Advances

             Level I

             less than 2.00:1.00       0.50%/2.00%            1.00%/2.50%

             Level II

             2.00:1.00 or greater      0.75%/2.25%            1.25%/2.75%
             but
             less than 2.75:1.00

             Level III

             2.75:1.00 or greater
             but
             less than 3.50:1.00       1.00%/2.50%            1.50%/3.00%

             Level IV

             3.50:1.00 or greater      1.25%/2.75%            1.75%/3.25%

      The Applicable Margin shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (a) the Applicable Margin shall be at Level IV for the period commencing on the Third Restatement Date until the quarter ending September 30, 1998, (b) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d), as the case may be, and a certificate of the chief financial officer of the Borrower demonstrating such Ratio, and (c) notwithstanding anything herein to the contrary, the Applicable Margin shall be at Level IV upon the occurrence and during the continuance of an Event of Default.

            "Appropriate Lender" means, at any time, with respect to (a) the Term A Facility, the Term B Facility or the Working Capital Facility, a Lender Party that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

            "Assignment Agreement" has the meaning specified in the preliminary statements to this Agreement.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by BNP in New York
            City from time to time as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "BNP" has the meaning specified in the recital of parties to this Agreement.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20183500107, or such other account as may be agreed to between the Borrower and the Administrative Agent.

            "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Working Capital Borrowing or a Swing Line Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens, other than Liens created under the Collateral Documents, and having a maturity of not greater than 90 days from the date of acquisition thereof:

                  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States;

                  (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve

            System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and $1 billion; or

                  (c) commercial paper in an aggregate amount of no more than
            $100,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime- 1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A- 1 (or the then equivalent grade) by Standard & Poor's Ratings Group.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Co-Agents" has the meaning set forth in the recital of parties to this Agreement.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Documents" means the Security Agreement, the Trademark, Copyright and Patent Security Agreement and any other agreement, document or instrument that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including, without limitation, any financing statements.

            "Commitment" means a Term A Commitment, a Term B Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

            "Confidential Information" means information that any Loan Party or any of its Subsidiaries furnishes to the Administrative Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries).

            "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who (i) was a member of such Board of Directors on the date hereof or (ii) is nominated for election or elected to such Board of Directors with the affirmative vote of the MDC Investors.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person, or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all net Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply finds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Documentation Agent" has the meaning set forth in the recital of parties to this Agreement.

            "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Earnout Notes" means each of (a) the 9 % promissory notes of the Borrower dated December 31, 1995 in an aggregate principal amount of $1,579,639.97 as of the

      Third Restatement Date, maturing November 20, 1998 and (b) the 9% promissory notes of the Borrower dated December 31, 1996 in an aggregate principal amount of $6,540,186.00 as of the third Restatement Date, maturing April 15, 1999.

            "Earnout I Subordination Agreement" has the meaning specified in
      Section 3.01(f)(xi).

            "Earnout II Subordination Agreement" has the meaning specified in
      Section 3.01(f)(xi).

            "EBITDA" means, for any Person, for any period, (a) net income (or net loss) adjusted to include only the cash impact of deferred revenue and related deferred costs, deferred rental expense, deferred compensation and pre-opening store costs plus

            (b) the sum of (i) Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary or unusual losses deducted in calculating net income (or net loss), and (vi) any noncash charges relating to pensions, stock options, stock appreciation rights and other equity-based incentive plans less

            (c) the sum of (i) interest income, (ii) extraordinary or unusual gains added in calculating net income (or net loss), (iii) any cash payments (to the extent not included in net income) made in respect of any earnouts or similar Obligations in connection with the acquisition of any Health Club Facility in each case determined in accordance with GAAP for such Person for such period; provided, however, that for the purposes of calculating EBITDA the following shall be excluded therefrom (x) such portion of any non-wholly owned Subsidiary's or Affiliates EBITDA that is attributable to interests not owned by such person or any of its wholly owned Subsidiaries and that under GAAP would be otherwise included in calculating EBITDA, (y) the portion of any Subsidiary's or Affiliate's EBITDA that under GAAP would be otherwise included in calculating EBITDA to the extent that the declaration of dividends or similar distributions by that Subsidiary or Affiliate of that EBITDA is restricted by contract or operation of law (other than by this Agreement), and (z) EBITDA of any Foreign Subsidiary that under GAAP would be otherwise included in calculating EBITDA, except to the extent of cash dividends or distributions paid to such person or any of its wholly owned Subsidiaries; and provided, further, that the EBITDA or cash dividends or distributions, as the case may be, of all Foreign Subsidiaries and Affiliates shall not be recognized to the extent such aggregate amount exceeds 10% of the EBITDA of such Person.

            "Eligible Assignee" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a Lender; (ii) an Affiliate of a Lender; (iii) a Related Fund of a Lender; (iv) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least

      $500,000,000; (vi) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (viii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iv) or (vi) of clause (a) of this definition and is approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor an Affiliate of any Loan Party shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree, or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equipment" has the meaning specified in the Security Agreement.

            "Equity Investors" means the MDC Investors and the management investors listed on Schedule II hereto.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of
      Section 414(b) or (c) of the Internal Revenue Code.

            "ERISA Event" with respect to any Person means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (ii) the requirements of subsection (1) of
      Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
      Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043 (c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in
      Section 4062(e) of ERISA that could reasonably be expected to result in a material liability to such Person or any of its ERISA Affiliates pursuant to Section 4062, 4063 or 4064 of ERISA; (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, that could reasonably be expected to result in a material liability to such Person or any of its ERISA Affiliates pursuant to Section 4062, 4063 or 4064 of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/1 6th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            Events of Default" has the meaning specified in Section 6.01; provided, however, that, for purposes of any Subordinated Debt and any Seller Debt, "Events of Default" shall also include the occurrence of a Material Adverse Change.

            "Existing Credit Agreement" has the meaning specified in the preliminary statements to this Agreement.

            "Existing Debt" means Debt of the Loan Parties and their Subsidiaries immediately prior to the Third Restatement Date.

            "Existing Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

            "Existing Lenders" has the meaning specified in the first preliminary statement of this Agreement.

            "Existing Letters of Credit" has the meaning specified in Section 2.01(d).

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance to the extent that such receipts are in respect of loss or damage to equipment, fixed assets or real property and are applied to (i) replace or repair such equipment, fixed assets or real property no later than 12 months after the occurrence of the event giving rise to such receipt, or (ii) reimburse such Person for expenditures incurred to replace or repair such equipment, fixed assets or real property where such expenditures were incurred no later than 12 months after the occurrence of the event giving rise to such receipt or such receipts constitute reimbursement for expenditures incurred within such period in respect thereof.

            "Facility" means the Term A Facility, the Term B Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "New York Offered Rate" as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FFHLP" means Family Fitness Holdings Limited Partnership, a California limited partnership.

            "FFHLP Subordinated Notes" means the 9% promissory notes of the Borrower dated June 30, 1995 in the aggregate principal amount of $10,100,000 maturing January 1, 2002.

            "FFHLP Subordination Agreement" has the meaning specified in
      Section 3.01(f)(xi).

            "Final Maturity Date" means the earlier of December 31, 2004 and the date of termination in whole of the Term A Commitments, the Term B Commitments, the Letter of Credit Commitments and the Working Capital Commitments pursuant to Section 2.05 or 6.01.

            "Fiscal Quarter" means a fiscal quarter of the Parent Guarantor ending on each March 31, June 30, September 30 and December 31 in any calendar year.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA for such Person and its Subsidiaries for such period to (b) the sum of (i) Interest Expense paid in cash of such Person and its Subsidiaries for such period, (ii) regularly scheduled principal payments of Funded Debt of such Person and its Subsidiaries made during such period and (iii) income taxes of such Person and its Subsidiaries that have been paid in cash during such period.

            "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a U.S. Subsidiary.

            "Funded Debt" means all Debt of the Parent Guarantor and any of its Subsidiaries that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of the Parent Guarantor or any of its Subsidiaries, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of or more than one year after such date (including, without limitation, all amounts of Funded Debt of the Parent Guarantor and any of its Subsidiaries required to be paid or prepaid within one year after the date of determination), other than the Subordinated Debt, any intercompany debt and any earnout or similar Obligation in connection with the acquisition of any Health Club Facility.

            "GAAP" has the meaning specified in Section 1.03.

            "Gamma Fund LLC" means the Gamma Fund LLC, a California limited liability company.

            "Guaranty Supplement" has the meaning specified in the Subsidiary Guaranty.

            "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos-containing materials and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any Environmental Law.

            "Health Club Facility" means a fitness center or health/athletic club of the type currently operated by the Borrower, or any of its components related to, and located on or adjacent to the premises of, such fitness center or health/athletic club, including' without limitation, the corporate office thereof, cardiovascular and weight training, aerobic classes, sports and rehabilitation therapy and therapeutic massage.

            "Health Club Investment" means any purchase or other acquisition of all of the capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of, or any other investment in, any Health Club Facility or any Capital Expenditure in connection with any Health Club Facility or any other expenditure for any other asset or property (tangible or intangible) in connection with the purchase or development of any Health Club Facility.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Hedge Banks" has the meaning specified in the Security Agreement.

            "Holdings Account" means the account of the Parent Guarantor maintained by the Parent Guarantor with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20194800122, or such other account as may be agreed to between the Parent Guarantor and the Administrative Agent.

            "Holdings Guaranty" has the meaning specified in Section
      3.01(f)(x).

            "Holdings Notes" means the promissory notes of the Parent Guarantor in favor of the Borrower as described in Schedule IV hereto.

            "Holdings Pledge Agreement" has the meaning specified in Section 3.01(f)(ix).

            "Holdings Subordination Agreement" has the meaning specified in
      Section 3.01(f)(xi).

            "Indemnified Costs" has the meaning specified in Section 7.05(a).

            "Indemnified Party" has the meaning specified in Section 8.04(b).

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Intercompany Subordination Agreement" has the meaning specified in Section 5.02(b)(i)(F).

            "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period to (b) Interest Expense paid in cash of such Person and its Subsidiaries for such period.

            "Interest Expense" means, with respect to any Person for any period, the amount of interest expense (including the interest component on obligations under Capitalized Leases), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit), (c) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements and (d) all other noncash interest but excluding amortization with regard to deferred financing fees.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

            (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

            (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

            (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

            (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" has the meaning specified in the Security Agreement.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means the Existing Issuing Bank and each Eligible Assignee that becomes an issuer of Letters of Credit hereunder pursuant to
      Section 8.07.

            "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

            "L/C Related Documents" has the meaning specified in Section 2.04(d)(ii)(A).

            "Lender Party" means any Lender, the Swing Line B ank or the Issuing Bank.

            "Lenders" means the Restatement Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

            "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
      Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the aggregate amount of the Issuing Bank's Letter of Credit Commitment at such time.

            "Letters of Credit" has the meaning specified in Section 2.01(d).

            "Leverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Funded Debt of such Person and its Subsidiaries as of the last day for such Rolling Period to (b) Consolidated Adjusted EBITDA of such Person and its Subsidiaries for such Rolling Period.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means this Agreement, the Notes, the Holdings Guaranty, the Subsidiary Guaranty, the Holdings Pledge Agreement, the Collateral Documents, each

      Letter of Credit Agreement and each other agreement evidencing the payment of obligations secured by the Collateral Documents.

            "Loan Parties" means the Parent Guarantor, the Borrower and each Subsidiary Guarantor.

            "Management Option Plan" means the 1994 Stock Option and Stock Award Plan of the Parent Guarantor as amended from time to time.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties and their Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties and their Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or any Related Document to which it is or is to be a party.

            "MDC" means McCown De Leeuw & Co.

            "MDC III" means McCown De Leeuw & Co. III, L.P., a California limited partnership.

            "MDC Asia" means McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership.

            "MDC Europe" means McCown De Leeuw & Co. III (Europe), L.P., a Bermuda limited partnership.

            "MDC Investors" means the Gamma Fund LLC, MDC III, MDC Asia, MDC Europe and any other partnership with the same controlling general partner as any of the above.

            "MDC Management Agreement" means the Management Agreement dated December 29, 1994, as amended through the date hereof, between certain Affiliates of MDC and the Parent Guarantor as further amended from time to time (as permitted by Section 5.02(k)).

            "Monthly Rolling Period" means, with respect to any month, the consecutive 12-month period ending on the last day of such month.

            "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary registration fees, brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) any repayments by such Person of Debt to the extent such Debt is secured by a Lien on the property that is the subject of such sale, lease, transfer or other disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of such Loan Party (other than MDC or an Affiliate of MDC to the extent that such fees are reasonable and customary for similar transactions for such sale, lease, transfer or other disposition) and are properly attributable to such transaction or to the asset that is the subject thereof.

            "Note" means a Term A Note, a Term B Note or a Working Capital Note.

            "Notice of Borrowing" has the meaning specified in Section
      2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Notice of Swing Line Borrowing" has the meaning specified in
      Section 2.02(b).

            "NPL" means the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commission, premiums, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Open Year" has the meaning specified in Section 4.01(y).

            "Other Taxes" has the meaning specified in Section 2.12(b).

            "Parent Guarantor" has the meaning specified in the recital of parties to this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that
      (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "Prepayment Amount" has the meaning specified in Section
      5.03(a)(ii).

            "Prepayment Date" has the meaning specified in Section
      5.03(a)(ii).

            "Prepayment Notice" has the meaning specified in Section
      5.03(a)(ii).

            "Pro Forma Adjustments" means (i) any adjustments certified by the chief financial officer of the Parent Guarantor, that would, in the reasonable determination of the Parent Guarantor satisfy the requirements of Rule 11-02(a) of Regulation S-X of the Securities Act of 1933, as amended as if included in a registration statement filed with the Securities and Exchange Commission and (ii) any other operating expense reductions reasonably expected to result from any acquisition of stock or assets of a Health Club Facility, if such expected reductions are (1) set forth in reasonable detail in a plan approved by and set forth in resolutions adopted by the Board of Directors of the Parent Guarantor, and
      (2) limited to operating expenses specified in such plan (and, if any reductions are set forth in a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan, and that are to be paid in cash during such twelve-month period, certified by the chief financial officer of the Parent Guarantor.

            "Pro Rata Share" of any amount means, with respect to any Working Capital Lender, Term A Lender, or Term B Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Working Capital Lender's Working Capital Commitment, Term A Lender's Term A Commitment, or Term B Lender's Term B Commitment, as the case may be, at such time and the denominator of which is the Working Capital Facility, the Term A Facility or the Term B Facility, respectively, at such time.

            "Quarterly Rolling Period" means, with respect to any Fiscal Quarter, the consecutive period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

            "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such capital stock, ownership interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or
      (b) is redeemable at the option of the holder.

            "Register" has the meaning specified in Section 8.07(e).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Related Documents" means the MDC Management Agreement, the Tax Sharing Agreement, the Holdings Notes, the Holdings Subordination Agreement, the FFHLP Subordinated Note, the FFHLP Subordination Agreement, the Earnout Notes, the Earnout I Subordination Agreement, the Earnout II Subordination Agreement, the Texas Note, the Texas Subordination Agreement, any Intercompany Subordination Agreement, any Seller Debt Document and any Seller Subordination Agreement.

            "Related Fund" means, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Required Lenders" means Lenders at any time owed or holding at least 51 % of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facilities and Term B Facilities at such time and (d) the aggregate Unused Working Capital Commitments at such time. For purposes of this definition, the aggregate principal amount of the Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

            "Restatement Lenders" has the meaning specified in the recital of parties to this Agreement.

            "Restricted Capex_Period" means the consecutive 12-month period commencing (A) the date immediately following the end of the last day of the later of any two Quarterly Rolling Periods ending in any single 12-month period prior to January 1, 2001 during which the Leverage Ratio exceeds the level specified in Section 5.02(e)(v)(A), or (B) January 1, 2001. For the purposes of clause (A), such Restricted Capex Period shall end on the date immediately following the end of the last day of the later of any two consecutive Quarterly Rolling Periods during which the Leverage Ratio is equal to or less than the level specified in Section 5.02(e)(v)(A). Notwithstanding anything to the contrary contained in this definition, a new Restricted Capex Period shall commence on the date immediately following the end of the last day of the most recently ended Restricted Capex Period (in the case of clause (A), a new Restricted Capex Period will occur if the Leverage Ratio shall exceed the level specified in Section 5.02(e)(v)(A) during either one of the last two Quarterly Rolling Periods of such recently ended Restricted Capex Period).

            "Rolling Period" means a Monthly Rolling Period or a Quarterly Rolling Period, as the case may be.

            "Secured Obligations" has the meaning specified in the Security Agreement.

            "Secured Parties" means the Agents, the Lender Parties, the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

            "Security Agreement" has the meaning set forth in Section 3.01(f)(viii).

            "Seller Debt" means Debt permitted under Section 5.02(b)(i)(B).

            "Seller Debt Documents" means any agreement, instrument or other document evidencing Seller Debt.

            "Seller Subordination Agreement" has the meaning specified in
      Section 5.02(b)(i)(B).

            "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "Subordinated Debt" means the Earnout Notes, the FFHLP Subordinated Notes, and the Texas Note.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries; provided, however, that for the purposes of this Agreement, all references to "Subsidiary" or "Subsidiaries" shall exclude a Foreign Subsidiary or Foreign Subsidiaries, as the case may be, unless otherwise specifically noted.

            "Subsidiary Guarantor" means any Subsidiary of the Borrower that shall have executed and delivered a Subsidiary Guaranty pursuant to Sections 5.01(m) or 5.01(o).

            "Subsidiary Guaranty" has the meaning specified in Section
      5.01(o).

            "Surviving Debt" has the meaning specified in Section 3.01(d).

            "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Working Capital Lender pursuant to Section 2.02(b).

            "Swing Line Bank" has the meaning set forth in the recital of parties to this Agreement.

            "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

            "Swing Line Facility" has the meaning specified in Section
      2.01(e).

            "Syndication Agent" has the meaning set forth in the recital of parties to this Agreement.

            "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of December 29, 1994 among the Borrower, the Parent Guarantor and NorCal FIT Corp., a California corporation, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted in accordance with the Loan Documents.

            "Taxes" has the meaning specified in Section 2.12(a).

            "Term A Advance" has the meaning specified in Section 2.01(a).

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Term A Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Term A Lender has entered into one or more Assignments and Acceptances, the aggregate amount set forth for such Term A Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as such Term A Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "Term A Lender" means any Lender that has a Term A Commitment.

            "Term A Notes" means promissory notes of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A- I hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

            "Term Advance" means a Term A Advance or a Term B Advance.

            "Term B Advance" has the meaning specified in Section 2.01(b).

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Term B Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Term B Lender has entered into one or more Assignments and Acceptances, the aggregate amount set forth for such Term B Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as such Term B Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "Term B Lender" means any Lender that has a Term B Commitment.

            "Term B Notes" means promissory notes of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

            "Termination Date" means the earlier of (a) December 31, 2002 and
      (b) the date of termination in whole of the Term A Commitments, the Term B Commitments, the Letter of Credit Commitments and the Working Capital Commitments pursuant to Section 2.05 or 6.01.

            "Texas Note" means the 9% promissory note of the Borrower dated October 24, 1996 in favor of Landhigh Investments, Inc. in the principal amount of $4,600,000 maturing on September 30, 2001.

            "Texas Subordination Agreement" has the meaning specified in
      Section 3.01(f)(xi).

            "Third Restatement Date" has the meaning specified in Section
      3.01.

            "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien or security interest on such Inventory.

            "Trademark, Copyright and Patent Security Agreement" has the meaning specified in Section 5.01(m).

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time less (b) the sum of (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and all Letter of Credit Advances made by such Lender and outstanding at such time and
      (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) to the extent not included in clause (b)(i) of this definition, the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) to the extent not included in clause (b)(1) of this definition, the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to
      Section 2.02(b) and outstanding at such time.

            "U.S. Subsidiary" means any Subsidiary of the Borrower organized under the laws of any State of the United States and that has substantially all of its assets located in the United States.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan as defined in Section 3(l) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital Advance" has the meaning specified in Section 2.01(c).

            "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

            "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(e) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

            "Working Capital Lender" means any Lender that has a Working Capital Commitment.

            "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

            SECTION 1.02. Computation Of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on any Business Day during the period from the date hereof until December 31, 1997 in an amount not to exceed such Lender's Term A Conunitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume on the Third Restatement Date an undivided interest in the "Term Advances" and "Term Commitments" (as such terms are defined in the Existing Credit Agreement) of the Existing Lenders under the Existing Credit Agreement as set forth on Schedule I to the Assignment Agreement in an amount equal to such Restatement Lender's ratable share thereof as set forth in such Schedule 1. Such purchase shall be made by such payment, on such notice, and otherwise on such terms, as are provided under this Agreement and the Assignment Agreement as though such purchase were a Borrowing hereunder. The "Term Advances" under the Existing Credit Agreement, together with all accrued interest and fees on each such "Advance", so purchased shall be redesignated Term B Advances hereunder. In furtherance of the foregoing, each Restatement Lender hereby authorizes and directs the Administrative Agent to accept the Assignment Agreement on behalf of such Restatement Lender. In addition to the "Term Advances" purchased by the Restatement Lenders pursuant to this Section 2.01(b), each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Third Restatement Date in an amount equal to the amount by which such Term B Lender's Term B Commitment exceeds the "Term Advances" purchased by such Term B Lender pursuant to this Section 2.01(b) on the Third Restatement Date. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this
Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume on the Third Restatement Date an undivided interest in the Working Capital Advances and Working Capital Commitments (as such terms are defined in the Existing Credit Agreement) of the Existing Lenders under the Existing Credit Agreement as set forth on Schedule I to the Assignment Agreement in an amount equal to such Restatement Lender's ratable share thereof as set forth in such
Schedule I. Such purchase shall be made by such payment, on such notice, and otherwise on such terms, as are provided under this Agreement and the Assignment Agreement as though such purchase were a Borrowing hereunder. The "Working Capital Advances" under the Existing Credit Agreement, together with all accrued interest and fees on each such "Advance", so purchased shall be redesignated Working Capital Advances hereunder. In furtherance of the foregoing, each Restatement Lender hereby authorizes and directs the Administrative Agent to accept the Assignment Agreement on behalf of such Restatement Lender. In addition to the "Working Capital Advances" purchased by the Restatement Lenders pursuant to this Section 2.01(c), each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the Third Restatement Date until the

Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment on such Business Day. Each Working Capital Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

            (d) Letters of Credit. Pursuant to the Existing Credit Agreement, the Existing Issuing Bank has issued Letters of Credit (such Letters of Credit as are outstanding on the Third Restatement Date under the Existing Credit Agreement and set forth on Schedule III being the "Existing Letters of Credit") for the account of the Borrower. Effective as of the Third Restatement Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit under this Agreement and each Existing Lender will be deemed to have sold and transferred an undivided interest and participation in respect of the Existing Letters of Credit and each Working Capital Lender will be deemed to have purchased and received, without further action on the part of any party, an undivided interest and participation in such Existing Letters of Credit, based upon such Working Capital Lender's Pro Rata Share of its Working Capital Commitment under this Agreement. Any such interest and participation so purchased shall automatically become an undivided interest and participation in such Letter of Credit. In addition, the Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank may, if in its sole discretion it elects to do so, issue, additional letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the Third Restatement Date until 60 days before the Termination Date (i) providing that the aggregate Available Amount under all outstanding Letters of Credit shall not exceed $5,000,000 at any one time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank and the Administrative Agent, and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. So long as the Issuing Bank, in its sole discretion, elects to issue Letters of Credit, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

            (e) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, SwingLine Advances to the Borrower from time to time on any Business Day during the period from the Third Restatement Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $3,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $250,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such finds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Bank and Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be in writing in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds.

After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank with an outstanding Swing Line Advance, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day finds, an amount equal to the portion of the outstanding principal amount of the Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank that made such Advance, provided that notice of such demand is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for
(x) the period from the Third Restatement Date to the earlier of (A) 90 days from such date and (B) the completion of syndication of the Facilities (as shall be specified by the Administrative Agent in a written notice to the Borrower) or
(y) for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or (z) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
Section 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term A Advance, the Term B Advance and the Working Capital Advances may not be outstanding as part of more than eight separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of

Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.02(a) or (b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall specify therein the requested
(i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for a letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (A) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and it has not received notice of objection to such issuance from Lenders holding at least 60% of the

Working Capital Commitments and (B) in its sole discretion, the Issuing Bank elects to issue the requested Letter of Credit, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section
8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to each Working Capital Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and drawings during such calendar quarter under all Letters of Credit and (iii) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Working Capital Lender, and each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders and the Term B Lenders the aggregate outstanding principal amount of the Term A Advances and the Term B Advances, respectively, on the following dates in the amounts indicated (which amounts shall otherwise be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                                                       Term B
                    Date           Term A Facility     Facility
                    ----           ---------------     --------
           March 31, 1999            $2,500,000          ______
           June 30, 1999             $2,500,000          ______
           September 30, 1999        $2,500,000          ______
           December 31,  1999        $2,500,000          ______

           March 31, 2000            $3,000,000        $312,500
           June 30, 2000             $3,000,000        $312,500
           September 30, 2000        $3,000,000        $312,500
           December 31, 2000         $3,000,000        $312,500

           March 31, 2001            $3,000,000        $312,500
           June 30, 2001             $3,000,000        $312,500
           September 30, 2001        $3,000,000        $312,500
           December 31, 2001         $3,000,000        $312,500

           March 31, 2002            $4,000,000        $312,500
           June 30, 2002             $4,000,000        $312,500
           September 30, 2002        $4,000,000        $312,500
           December 31, 2002         $4,000,000        $312,500

           March 31, 2003                ______        $312,500

           June 30, 2003                 ______        $312,500
           September 30, 2003            ______        $312,500
           December 31, 2003             ______        $312,500

           March 31, 2004                ______        $312,500
           June 30, 2004                 ______        $312,500
           September 30, 2004            ______        $312,500
           December 31, 2004             ______    $119,062,500

provided, however, that the final principal repayment installment of the Term A Facility and the Term B Facility, respectively, shall be, in any event and in each case, in an amount equal to the aggregate outstanding principal amount of the Term A Advances and the Term B Advances, respectively, then outstanding.

            (b) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

            (c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of the Termination Date and one Business Day after demand the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Holdings Guaranty or any other guaranty, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. The Working Capital Facility shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 2.06(b)(i) by the amount of such prepayment.

            SECTION 2.06 Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part pursuant to such notice, together with accrued interest to the date of such prepayment on such aggregate principal amount prepaid unless, with respect to such accrued interest, such prepayment is with respect to a Base Rate Advance that is a Working Capital Advance; provided that
(i) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $100,000 in excess thereof (or, with respect to Swing Line Advances, shall be in an aggregate principal amount of $250,000 or an integral multiple of $100,000 in excess thereof) and (ii) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment of any Term Advances shall be applied subject to subsection (c) below, ratably to the Term A Facility and the Term B Facility and, in each case, ratably to the principal installments thereof.

            (b) Mandatory. (i) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other. disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition otherwise permitted under Section 5.02(d)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than any Debt permitted, issued or incurred under Section 5.02(b)), (C) an Extraordinary Receipt and (D) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest (other than (x) options and warrants existing on the Third Restatement Date and any options issued pursuant to the Management Option Plan, or in each case, any shares of common stock issued in exchange therefor, (y) proceeds received from the issuance of new shares of the Parent Guarantor's capital stock, which proceeds are solely used to purchase, redeem, retire, defease or otherwise acquire shares of the Parent Guarantor's capital stock then outstanding, provided that such new shares shall contain equal or inferior voting powers, designations, preferences and rights, and (z) proceeds received from the issuance of new shares of the Parent Guarantor's capital stock to any employee of any Loan Party in an aggregate amount, together with all other proceeds received pursuant to this clause (z), not to exceed $1,000,000), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds; provided, however, that, with respect to an initial public offering of the common stock of any Loan Party, such prepayment amount shall be an amount equal to the Net Cash Proceeds of such initial public offering less $15,000,000. Each such prepayment shall be applied as follows:

            first, subject to subsection (c) below, ratably to the Term A Facility and the Term B Facility and, in each case, ratably to the principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in Section 2.06(b)(iv).

            (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of (1) the Working Capital Advances, (2) the Letter of Credit Advances and (3) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Working Capital Facility on such Business Day.

            (iii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to at least equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Working Capital Facility on such Business Day.

            (iv) Prepayments of the Working Capital Facility made pursuant to clause (i) and (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause
(i) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

            (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the event of any such prepayment of a Eurodollar Rate Advance other than on the last day of an Interest Period therefor, the Borrower shall also make any payments required by Section 8.04(c).

            (c) Term B Opt-Out. With respect to any prepayment of the Term Advances, the Administrative Agent shall ratably pay the Term A Lenders and Term B Lenders; provided, however, that any Term B Lender, at its option, may elect not to accept such prepayment, in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice, by notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the first Business Day prior to the scheduled Prepayment Date (such Term B Lender being a "Declining Lender"). On the Prepayment Date an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to the Declining Lenders) shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances as provided in Sections 2.06(a) and (b); provided, further, that on prepayment in full of Term Advances owing to Term A Lenders and Term B Lenders other than Declining

Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

            SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin, in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, commencing March 31, 1998, on the date such Base Rate Advance shall be Converted, on the date of any prepayment of Base Rate Advances pursuant to Section 2.06(b), on the Termination Date and, except with respect to a Working Capital Advance, on the date of any prepayment pursuant to Section 2.06(a) and on the Final Maturity Date.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(c) with respect to any covenant contained in
Section 5.04 or under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or any change in the Applicable Margin, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on the average daily Unused Working Capital Commitment of such Lender from the date hereof in the case of each Restatement Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal, as of any date, to a percentage determined by reference to the Leverage Ratio as set forth below, in each case payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1998, and on the Termination Date:

                Leverage Ratio       Commitment Fee
                --------------       --------------

              Level I
              2.75: 1.00 or greater       0.500%

              Level II
              less than 2.75: 1.00        0.375%

The commitment fee shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (a) the commitment fee shall be at Level I for the period commencing on the Third Restatement Date until the quarter ending September 30, 1998, (b) no change in the commitment fee shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d), as the case may be, and a certificate of the chief financial officer of the Borrower demonstrating such Ratio, and (c) notwithstanding anything herein to the contrary, the commitment fee shall be at Level I upon the occurrence and during the continuance of an Event of Default.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing March 31, 1998, and on the Termination Date.

            (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

            (c) Agents' Fees. The Borrower shall pay to each of the Agents for its respective account such fees as may from time to time be agreed between the Borrower and such Agents.

            SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of the Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in either case after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (including such increased costs arising from changes in the basis of taxation, other than increased costs in respect of (i) taxes or other taxes, which shall be governed by Section 2.12, and (ii) taxes expressly excluded from the definition of "Taxes" herein), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or agreement to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or agreement to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 60 % of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, finding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

            (e) Any Lender claiming any additional compensation under any of the provisions of this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for or reduce the amount of any such additional compensation which may thereafter accrue or, in the case of Section 2.10(c) or 2.10(d), would allow such Lender to continue to find or to maintain Eurodollar Rate Advances and, in any such case, would not, in the sole judgment of such Lender, be disadvantageous to such Lender.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or setoff, not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(e), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Administrative Agent receives finds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such finds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, as the Administrative Agent shall direct and with prior notice thereof to the Borrower.

            (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, with notice thereof to the Borrower, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

            (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party, on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender Party and the Agents, overall net income taxes that are imposed by the United States and overall franchise taxes and net income taxes that are imposed on such Lender Party or the Agents by the state or foreign jurisdiction under the laws of which such Lender Party or the Agents (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, franchise taxes and net income taxes that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Agents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Agents (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall indemnify each Lender Party and the Agents for the full amount of Taxes and Other Taxes, and for the full amount of net income taxes imposed by (i) the United States, (ii) any jurisdiction in which any Agent or any Lender Party is organized, (iii) the jurisdiction of any Lender Party's Applicable Lending Office and (iv) any political subdivision of (i) through (iii) above on amounts payable under this Section 2.12, paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Restatement Lender or Existing Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with two accurate and complete original signed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from withholding tax on payments under this Agreement or the Notes or in the case of a Lender that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", two accurate and complete signed original Forms W-8 (or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes) and, if such Lender delivers such Forms W-8 (or successor form), two signed certificates that such Lender is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and (3) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            (g) If any Lender Party determines, in its sole discretion, that it has actually and finally realized in a year in which a payment under the Loan Documents is made or in any subsequent year, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Borrower pursuant to subsection
(a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.12 exceeding the amount needed to make such Lender Party whole, such Lender Party shall pay to the Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

            (h) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender Party.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all of the Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lenders Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all of the Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (1) the amount of such other Lender Party's required repayment to (2) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuance of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds) solely (a) to refinance the facilities under the Existing Credit Agreement, (b) to fund dividend payments to the shareholders of the Parent Guarantor, (c) to pay transaction fees and expenses in connection with the foregoing and the other transactions contemplated hereby, (d) to provide financing for the acquisition and development of Health Club Facilities and (e) to provide working capital and letter of credit support for the Borrower and its Subsidiaries.

                                   ARTICLE III

                              CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to the Third Amendment and Restatement. The third amendment and restatement of the Existing Credit Agreement pursuant hereto shall become effective on and as of the date which shall occur on or prior to December 31, 1997 on which each of the following conditions precedent shall have been satisfied (the "Third Restatement Date"):

            (a) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of their Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (b) The Lender Parties shall be satisfied with the terms and conditions of the Loan Documents and the Related Documents.

            (c) All governmental and third party consents and approvals necessary in connection with this Agreement shall have been obtained (without the imposition of any conditions other than those that are reasonably acceptable to the Administrative Agent) and shall remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority and no law or regulation shall be applicable, in the reasonable judgment of the Administrative Agent, that restrains, prevents or imposes adverse conditions upon this Agreement or any related transactions.

            (d) The Lender Parties shall be satisfied that all Existing Debt, other than Debt identified on Schedule 3.01(d) hereto (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

            (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby and thereby.

            (f) The Administrative Agent shall have received on or before the Third Restatement Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes payable to the order of the Lenders.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of the Borrower and each other Loan Party approving this Agreement, the Notes, each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Loan Document.

                  (iii) A copy of the charter of the Borrower and each other
            Loan Party and each amendment thereto, certified (as of a date reasonably near the Third Restatement Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                  (iv) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the Third Restatement Date, listing the charter of the Borrower and each other Loan Party, and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's or such other Loan Party's charter on file in his office and (B) the Borrower or such other Loan Party is duly incorporated and in good standing under the laws of the state of the jurisdiction of its incorporation.

                  (v) A telegram from the Secretary of State of the State of
            Delaware certifying that the Parent Guarantor is duly incorporated and in good standing under the laws of such State on the Third Restatement Date.

                  (vi) A certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and each other Loan Party by its President and its Secretary or any Assistant Secretary, dated the Third Restatement Date (the statements made in which certificate shall be true on and as of the Third Restatement Date), certifying as to (A) the absence of any amendments to the charter of the Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(f)(iv), (B) a true and correct copy of the bylaws of the Borrower or such other Loan Party as in effect on the Third Restatement Date, (C) the due incorporation and good standing of the Borrower or such other Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party,
            (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Third Restatement Date and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

                  (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is, or is to be, a party and the other documents to be delivered hereunder or thereunder.

                  (viii) An amended and restated security agreement in
            substantially the form of Exhibit D hereto (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower, and such further consents or amendments, if any, as the Administrative Agent may request thereto, together with:

                        (A) certificates representing additional Pledged Shares,
                  if any, referred to therein accompanied by undated stock powers executed in blank and instruments evidencing additional Pledged Debt, if any, referred to therein and endorsed in blank,

                        (B) acknowledgment copies or stamped receipt copies of
                  proper additional financing statements, if any, duly filed on or before the Third

                  Restatement Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to maintain the perfection and priority of the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the Third Restatement Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or such Subsidiaries as debtor, together with copies of such financing statements,

                        (D) evidence of the insurance required by the terms of
                  the Security Agreement,

                        (E) copies of additional Assigned Agreements, if any,
                  referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to any such Assigned Agreements other than the Borrower or such Subsidiary,

                        (F) evidence that all other action that the
                  Administrative Agent or any Restatement Lender may deem necessary or desirable in order to maintain the perfection and priority of the Liens created under the Security Agreement has been taken, including delivery of Blocked Account Letters in form and substance satisfactory to the Administrative Agent.

                  (ix) An amended and restated pledge agreement in substantially the form of Exhibit E hereto (as further amended, supplemented or otherwise modified from time to time, the "Holdings Pledge Agreement"), duly executed by the Parent Guarantor together with all other certificates, instruments and evidence that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created thereunder.

                  (x) An amended and restated guaranty in substantially the form of Exhibit F hereto (as further amended, supplemented or otherwise modified from time to time, the "Holdings Guaranty"), duly executed by the Parent Guarantor.

                  (xi) Such further consents or amendments, if any, as the
            Administrative Agent may request with respect to (A) the subordination agreement dated as of June 30, 1995 (the "FFHLP Subordination Agreement") between FFHLP and the Borrower, duly executed by the parties thereto, (B) the subordination agreement dated as of June 30, 1995 (the "Holdings Subordination Agreement") between the Parent Guarantor and the Borrower, duly executed by the parties thereto, (C) the subordination agreement dated as of December 31, 1995 (the "Earnout I Subordination Agreement") between FFHLP and the Borrower, duly executed by the parties thereto, (D) the subordination agreement dated as of December 31, 1996 (the "Earnout II Subordination Agreement") between FFHLP and the Borrower, duly executed by the parties thereto and (E) the subordination agreement dated October 24, 1996 (the "Texas Subordination Agreement") between Landhigh Investments, Inc. and the Borrower, duly executed by the parties thereto.

                  (xii) Forecasts prepared by management of the Parent Guarantor of balance sheets, income statements and cash flow statements on an annual basis for each year through December 31, 2001, in form and substance satisfactory to the Administrative Agent.

                  (xiii) Confirmation of insurance naming the Administrative
            Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks as is satisfactory to the Lender Parties.

                  (xiv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto is a true, complete and correct copy of each of the Related Documents, duly executed by the parties thereto and which Related Documents are in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith.

                  (xv) A certificate in substantially the form of Exhibit G
            attesting to the Solvency of the Parent Guarantor and its Subsidiaries taken as a whole after giving effect to the transactions contemplated hereby, from its chief financial officer.

                  (xvi) Favorable opinions of White & Case, counsel for the
            Borrower, in substantially the form of Exhibits H-1 and H-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  (xvii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

      (g) All reasonable accrued fees and expenses of the Agents and the Lender Parties (including upfront fees to the Lender Parties and the reasonable accrued fees and expenses of counsel to the Administrative Agent) shall have been paid including, without limitation, all accrued interest and fees under the Existing Credit Agreement through the Third Restatement Date.

      (h) Before giving effect to this Agreement and the transactions contemplated hereby there shall have occurred no Material Adverse Change since December 31, 1996.

      (i) The Assignment Agreement shall be in full force and effect and shall not have been terminated and, pursuant thereto, the Commitments and Advances (each as defined in the Existing Credit Agreement) of each Existing Lender shall have been sold and assigned to the Restatement Lenders hereunder on the terms and in the amounts set forth in the Assignment Agreement.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by the Swing Line Bank or a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including on the Third Restatement Date), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance
(a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date; and

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender or the Issuing Bank through the Administrative Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Third Restatement Date specifying its objection thereto and such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of the Borrowing being made on the Third Restatement Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and nonassessable and is owned by the Parent Guarantor free and clear of all Liens, except those created under the Collateral Documents.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries (including Foreign Subsidiaries) of each Loan Party, showing as of the Third Restatement Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding on the Third Restatement Date, and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Third Restatement Date. All of the outstanding capital stock of all Subsidiaries of each Loan Party has been validly issued, is fully paid and nonassessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
      (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
      (ii) violate any law (including, without limitation, the Securities Exchange Act of

      1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Loan Documents, (iii) the perfection or maintenance of the Liens created by the Loan Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the filings made pursuant to the Security Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect or will be taken or made immediately following the Third Restatement Date. All applicable waiting periods in connection with the transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 1996, and the related Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by the report of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at

      September 30, 1997, and the related Consolidated statements of income and cash flows of the Parent Guarantor and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present in all material respects, subject to the possible revenue recognition policy adjustments referred to in Schedule 4.01(f) and, in the case of said balance sheet as at September 30, 1997, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial position of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, respectively, all in accordance with generally accepted accounting principles applied on a consistent basis; and since December 31, 1996, there has been no Material Adverse Change.

            (g) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(f)(xii) or 5.03(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor's best estimate of its future Consolidated financial performance.

            (h) None of the information, exhibits or reports furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents when taken as a whole contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading.

            (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby and thereby.

            (j) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the

      Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis), subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.

            (m) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect.

            (n) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of any Loan Party or any of its ERISA Affiliates, if any, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent and each Lender Party, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status which could reasonably be expected to result in a Material Adverse Effect.

            (o) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect.

            (p) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of such Loan Party no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) The aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans (other than as provided in Section 601 of ERISA) for which the Loan Parties and their Subsidiaries are liable could not reasonably be likely to result in a Material Adverse Effect.

            (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could have a Material Adverse Effect.

            (s) The operations of each Loan Party and each of its Subsidiaries and, to the best of its knowledge, the properties of such Loan Party or such Subsidiary comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and, to the best of its knowledge, the properties of each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or, to the best of its knowledge, any of their properties that could have a Material Adverse Effect or (ii) to the best of its knowledge, cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (t) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; and no underground storage tanks, as such term is defined 42 U.S.C. ss. 6991, are located on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property; and no Hazardous Materials have been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

            (u) Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list, and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (v) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have a Material Adverse Effect.

            (w) The Collateral Documents create a valid and perfected first priority security interest (subject only to Permitted Liens) in all material respects in the Collateral taken as a whole, which security interest secures the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (x) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list, as of the Third Restatement Date, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (z) Except as set forth on Schedule 4.01(z) hereto, as of the Third Restatement Date, no adjustment to the Federal income tax liability of any Loan Party or any of its Subsidiaries has been proposed by the Internal Revenue Service with respect to Open Years. Except as set forth on
      Schedule 4.01(z) hereto, no issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

            (aa) As of the Third Restatement Date, except as set forth on
      Schedule 4.01(z) hereto and for which adequate reserves have been taken in accordance with GAAP, no adjustment to the state, local and foreign tax liability of any Loan Party or its Subsidiaries has been proposed by any state, local or foreign taxing authority with respect to any taxable period for which the applicable statute of limitations has not expired. No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

            (bb) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (cc) Immediately following the Third Restatement Date, there shall be no Existing Debt (other than Surviving Debt).

            (dd) Set forth on Schedule 3.01(d) hereto is a complete and accurate list of all Surviving Debt, showing as of the Third Restatement Date the principal amount outstanding thereunder.

            (ee) Except as set forth in Schedule 4.01(ee), no Loan Party or any of its Subsidiaries owns, as of the Third Restatement Date, any real property.

            (ff) Set forth in Schedule 4.01(ff) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the Third Restatement Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the Third Restatement Date the amount, obligor or issuer and maturity, if any, thereof.

            (hh) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letter of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding, any Hedge Agreement with any Hedge Bank shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, except, in any case where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or legal existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower or any of its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c).

            (f) Visitation Rights. At any reasonable time and from time to time, upon prior notice to the Borrower, permit the Administrative Agent or any Lender Party or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that a representative of MDC shall have the opportunity to accompany the Administrative Agent, such Lender Party or such agent or representative during any such visit.

            (g) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a risk that could reasonably be expected to have a Material Adverse Effect exists and that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns or operates any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof, an irrevocable nonexclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all material financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, on a basis consistent with current practices, all of its material properties in good working order and condition, ordinary wear and tear excepted.

            (j) Compliance with Terms of Leaseholds. Make all payments (except such payments diligently contested in good faith) and otherwise perform all material obligations in respect of all leases of real property to which any Loan Party or any of its Subsidiaries is a party except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

            (k) Performance of Related Documents. Perform and observe in all material respects all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon such request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower is entitled to make under such Related Document.

            (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate other than the transactions set forth on Schedule 5.01(l) hereto.

            (m) Covenant to Give Security. Upon the request of the Administrative Agent (i) following the occurrence and during the continuance of an Event of Default, and at the expense of the Borrower,
      (A) within ten days after such request, furnish to the Administrative Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Administrative Agent,
      (B) within 15 days after such request, duly execute and deliver to the Administrative Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the Borrower under the Loan Documents and constituting Liens on all such properties, (C) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this
      Section 5.01(m), enforceable against all third parties in accordance with their terms and (D) within 60 days after such request, deliver to the Administrative Agent a signed copy of a favorable opinion of counsel for the Borrower, addressed to the Administrative Agent and acceptable to the Administrative Agent, as to the matters contained in clauses (A), (B) and
      (C) above, as to such security agreements being legal, valid and binding obligations of the Borrower and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request, and (ii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in order to obtain or to preserve the full benefits of the Liens created under the Loan Documents, including, without limitation, (A) the execution and delivery of trust, trust deeds or mortgages with respect to any real property acquired by any Loan Party or any of its Subsidiaries, (B) a trademark, copyright and patent security agreement (as amended, supplemented or otherwise modified from time to time, the "Trademark, Copyright and Patent Security Agreement") in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party and its Subsidiaries, (C) a security agreement supplement in the form of Exhibit A to the Security Agreement, duly executed by each Subsidiary of the Borrower, (D) a Subsidiary Guaranty or Guaranty Supplement, as the case may be, duly executed by each Subsidiary of the Borrower and (E) using reasonable efforts to obtain consents and other agreements of lessors of real property and other third parties, and estoppel letters and other confirmations with respect to any real property of any Loan Party or any of its Subsidiaries, in each case in form and substance satisfactory to the Administrative Agent.

            (n) Interest Rate Hedging. Enter into on or prior to March 31, 1998, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than $100,000,000 and providing for such Persons to make payments thereunder for a period of no less than two years from the Third Restatement Date to the extent increases in interest are greater than 2% above the Eurodollar Rate in effect on the Third Restatement Date for an Interest Period of three months.

            (o) Additional Loan Parties. Cause any newly organized or acquired Subsidiary of the Borrower (other than any Subsidiary organized or located outside of the United States) to execute and deliver to the Administrative Agent as promptly as practicable and in any event within 15 days after the organization or acquisition of such Subsidiary (i) a security agreement supplement in the form of Exhibit A to the Security Agreement, (ii) a subsidiary guaranty in form and substance satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty") or a Guaranty Supplement (as defined in the Subsidiary Guaranty), as the case may be, and (iii) from time to time such other documents, agreements, certificates or instruments as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent, and to take all such other actions that may be necessary or that the Administrative Agent may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted by such security agreement (granting a security interest in the receivables, inventory, deposit accounts, equipment, intellectual property and other assets of such Subsidiary) to the Administrative Agent for the benefit of the Lender Parties or to enable the Administrative Agent to exercise and enforce its rights and remedies thereunder.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding, any Hedge Agreement with any Hedge Bank shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign, file or suffer to exist, or permit any of its Subsidiaries to sign, file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions, the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens securing Debt in connection with the construction of a Health Club Facility as permitted by Section 5.02(b)(iii)(E);

                  (iv) purchase money Liens upon or in any real property or
            equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (v) Liens arising in connection with Capitalized Leases,
            provided that no such Lien shall extend to or cover any Collateral;

                  (vi) any interest or title of a lessor and any restriction or encumbrance to which the interest or title of such lessor may be subject that is incurred in the ordinary course of business; and

                  (vii) bankers' liens and rights of setoff with respect to
            customary depository arrangements entered into in the ordinary course of business.

      (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

            (i) in the case of the Borrower,

                  (A) Debt under the Loan Documents;

                  (B) unsecured Debt incurred solely in connection with the
            acquisition of a Health Club Facility, the aggregate principal amount of which shall not exceed the cash purchase price of such acquisition plus the amount of any fees and expenses incurred solely in connection with such acquisition; provided that such Debt (1) is issued to the seller or sellers of such Health Club Facilities, (2) is subordinate to the Debt under the Loan Documents and such seller or sellers and the Borrower shall have executed and delivered to the Administrative Agent a subordination agreement, in substantially the form of Exhibit I hereto (a "Seller Subordination Agreement"), (3) has no scheduled principal amortization prior to the date which is six months after the Final Maturity Date, (4) provides that interest shall not exceed a rate of interest of 14 % per annum, of which cash interest shall not exceed a rate of interest per annum equal to the Base Rate in effect from time to time plus 2 % per annum (but in no event shall such cash interest exceed 12 % per annum), (5) shall provide that interest payments thereunder shall be made no more frequently than semi-annually and (6) provided further that, (x) as of the end of the most recently ended Monthly Rolling Period prior to the incurrence of such Debt and calculated immediately before and after giving effect to the incurrence of such Debt, the Parent Guarantor shall be in compliance with the Leverage Ratio set forth in Section 5.02(e)(v)(A) and the Administrative Agent shall have received a certificate of the chief financial officer of the Parent Guarantor, together with a schedule of computations used by the Parent Guarantor in determining such compliance, certifying such compliance, and (y) no Default shall have occurred and be continuing immediately before and after giving effect thereto;

                  (C) Debt in respect of Hedge Agreements with one or more Hedge
            Banks in a notional amount of not more than $125,000,000;

                  (D) Debt incurred in respect of an earnout or similar
            Obligation in connection with the acquisition of any Health Club Facility;

                  (E) the Surviving Debt; and

                  (F) Debt owed to any Subsidiary of the Borrower; provided, however, that such obligation (1) is subject to an intercompany subordination agreement in substantially the form of Exhibit K hereto (an "Intercompany Subordination Agreement"), duly executed by the Borrower and each such Subsidiary and (2) is evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, which note shall be pledged under the terms of the

            Collateral Documents to the Administrative Agent, on behalf of the Secured Parties, immediately upon its creation;

            (ii) in the case of any of its Subsidiaries,

                  (A)  Debt under the Subsidiary Guaranty; and

                  (B) Debt owed to the Borrower by any Subsidiary of the
            Borrower so long as such Debt is evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, which note shall be pledged under the terms of the Collateral Documents to the Administrative Agent, on behalf of the Secured Parties, immediately upon creation;

            (iii) in the case of the Borrower and any of its Subsidiaries,

                  (A) Debt secured by Liens permitted by Section 5.02(a)(iv) and
            (v) and solely covering the acquisition of fitness equipment;

                  (B) Debt secured by Liens permitted under Sections 5.02(a)(iv)
            and (v) (other than Debt incurred under Section 5.02(b)(iii)(A)) in an aggregate amount not to exceed $2,000,000 at any time outstanding and the amortization of which shall not exceed $300,000 during any 12-month period;

                  (C) trade payables incurred in the ordinary course of business of the Borrower or such Subsidiary not overdue by more than 60 days or that are being diligently contested by the Borrower or such Subsidiary in good faith;

                  (D) endorsement of negotiable instruments for deposit or
            collection or similar transactions in the ordinary course of business; and

                  (E) other Debt in an aggregate amount not to exceed $5,000,000 at any time outstanding.

      (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that
(i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower so long as, in the case of any such merger or consolidation, the Person formed by or surviving such merger or consolidation shall be a wholly owned Subsidiary of the Borrower and (ii) any Subsidiary of the Borrower may merge into the Borrower; provided, however, that, in each case, immediately after giving effect thereto, no event or condition shall have occurred and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

      (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any Collateral, except (i) sales of Inventory or Equipment in the ordinary course of its business; (ii) sales or other dispositions in a transaction authorized by
Section 5.02(c); (iii) the sale and leaseback of real property or land for the sole purpose of acquiring Health Club Facilities; and (iv) sales of assets not otherwise permitted under this Section 5.02(d) for cash and for fair value in an aggregate amount not to exceed $1,000,000 in any fiscal year.

      (e) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments existing on the Third Restatement Date and set forth on Schedule 4.01(gg) hereto;

                  (ii) Investments (A) by the Borrower and its Subsidiaries in
            Cash Equivalents provided that, to the extent such Investments in Cash Equivalents exceed $1,000,000 in aggregate principal amount at any time outstanding, the Administrative Agent may request, for the benefit of the Secured Parties, a valid perfected first priority security interest in such Cash Equivalents, and the Borrower shall take all such action as the Administrative Agent may deem necessary or desirable to perfect and protect such security interest and (B) by the Borrower in Hedge Agreements permitted to be maintained by
            Section 5.02(b)(i)(C);

                  (iii) Investments consisting of travel advances, employee
            relocation advances and other advances to employees made in the ordinary course of business not to exceed $750,000 at any time outstanding;

                  (iv) the Investment by the Borrower in Debt of the Parent
            Guarantor (A) evidenced by the Holdings Notes or (B) to advance money to the Parent Guarantor for the purposes permitted by Section 5.02(f);

                  (v) Investments by the Borrower or any Subsidiary of the
            Borrower constituting Health Club Investments; provided that:

                  (A) (1) with respect to any Health Club Investment
            constituting an acquisition of a Health Club Facility, in the event the aggregate acquisition purchase price (including the amount of any indebtedness refinanced or assumed, any earnout or similar Obligation in connection therewith, and all fees and expenses related thereto) represents 10% or more of the Consolidated assets of the Parent Guarantor and its Subsidiaries immediately before giving effect to such Health Club Investment, the Leverage Ratio as of the end of the most recently-ended Monthly Rolling Period prior to the date of such acquisition and calculated immediately before and after giving effect to such event, shall be not more than the ratio set forth below for such Monthly Rolling Period and the Administrative Agent shall have received a certificate of the chief financial officer of the Parent Guarantor certifying such compliance, together with a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance therewith:

                        Rolling Period
                        Ending In the           Leverage
                        Fiscal Year Ending      Ratio
                        ------------------      -----

                        December 31, 1997       4.50
                        December 31, 1998       4.50
                        December 31, 1999       4.25
                        December 31, 2000       3.75

            (2) with respect to any Health Club Investment constituting an acquisition of a Health Club Facility, in the event the aggregate acquisition purchase price (including the amount of any indebtedness refinanced or assumed, any earnout or similar Obligation in connection therewith, and all fees and expenses related thereto) represents 5 % or more of the Consolidated assets of the Parent Guarantor and its Subsidiaries immediately prior to giving effect to such Health Club Investment, such Health Club Facility shall have maintained a positive EBITDA during the most recent period of 12 consecutive months ended immediately prior to the date of its acquisition (such EBITDA may include Pro Forma Adjustments), and (3) with respect to any such Health Club Investment constituting the acquisition of a Health Club Facility, the aggregate acquisition purchase price (including the amount of any indebtedness refinanced or assumed, any earnout or similar Obligation in connection therewith, and all fees and expenses related thereto) shall not exceed, for any single transaction or a series of related transactions, 15 % of the Consolidated assets of the Parent Guarantor and its Subsidiaries immediately prior to giving effect to such Health Club Investment, unless such Health Club Investment shall have been approved in writing by the Required Lenders; and

                  (B) with respect to Health Club Investments during any
            Restricted Capex Period the aggregate amount of such Health Club Investments (the "Restricted Capex Amount") shall not exceed an amount equal to the product of $75,000 multiplied by the number of Health Club Facilities operated by the Borrower and its Subsidiaries at the beginning of such Restricted Capex Period; provided, however, that if a Restricted Capex Period begins after January 1, 2000 such Restricted Capex Period shall end on December 31, 2000 and such Restricted Capex Amount shall be reduced to an amount equal to the product of (x) such Restricted Capex Amount multiplied by (y) a quotient equal to the number of days in such Restricted Capex Period divided by 360;

            (vi) Investments by the Borrower in connection with a Health Club Investment in any wholly owned Subsidiary of the Borrower which is or becomes a Subsidiary Guarantor;

            (vii) Investments in any Person in an amount not to exceed in the aggregate $10,000,000 (including intercompany Debt issued by any Foreign Subsidiary to the Borrower or any of its wholly owned Subsidiaries) at any time outstanding shall have occurred and be continuing at the time of such Investment; and

            (viii) other Investments in any Person in the United States in an amount not to exceed $3,000,000 in the aggregate at any time outstanding.

      (f) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that:

            (i) the Borrower may make distributions to the Parent Guarantor in order to permit the Parent Guarantor (A) to pay out-of-pocket expenses incurred in the ordinary course of business, (B) to make interest payments in accordance with the terms of the Holdings Notes and the other Debt of the Parent Guarantor described in Section 5.02(e)(iv) above so long as such interest payment is made concurrently with the distribution to the Parent Guarantor and is made by deposit to the Holdings Account, (C) to pay Mark S. Mastrov amounts owing to him under the terms of his employment, (D) to pay Gilbert K. Freeman amounts owing to him under the terms of his employment, (E) to pay fees and expenses in accordance with the terms of the MDC Management Agreement, (F) to make a $40,000,000 dividend payment to its shareholders on the Third Restatement Date and (G) to pay any tax liability of the Parent Guarantor which has become due and payable;

            (ii) any Subsidiary of the Borrower may declare and pay dividends or distributions in cash to the Borrower or to any Subsidiary of the Borrower; and

            (iii) shall have occurred and be continuing, (A) the Borrower may make distributions to the Parent Guarantor in order to permit the Parent Guarantor to repurchase shares of capital stock or options therefor of employees or former employees of the Parent Guarantor or any of its Subsidiaries, which distributions shall not exceed $1,000,000 in the aggregate in any 12-month period and (B) at any time following the delivery of the financial statements pursuant to Section 5.03(d) for the fiscal year ending December 31, 1997, the Borrower may make distributions to the Parent Guarantor to permit the Parent Guarantor to repurchase additional shares of capital stock or options therefor of employees or former employees of the Parent Guarantor or any of its Subsidiaries, provided that both before and after giving effect to each such distribution, the Leverage Ratio at the end of the most recently-ended Monthly Rolling Period prior to such distribution shall not exceed 4.25:
      1.00 in fiscal year 1998, 3.75: 1.00 in fiscal year 1999, 3.25: 1.00 in fiscal year 2000, 2.50:1 in fiscal year 2001, 2.25:1 in fiscal year 2002, 2.00:1 in fiscal year 2003, and 1.00:1 in fiscal year 2004 and the Administrative Agent shall have received a certificate of the chief financial officer of the Parent Guarantor, together with a schedule of computations used by the Parent Guarantor in determining such compliance, certifying such compliance;

      (g) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the Third Restatement Date.

      (h) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws if such amendment could impair the interests or rights of the Administrative Agent or the Lender Parties in any manner.

      (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by the Securities and Exchange Commission or generally accepted accounting principles, including the possible revenue recognition adjustments referred to in Schedule 4.01(f) or (ii) its fiscal year.

      (j) Prepayments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement or of any Debt payable to the Borrower, and (B) required prepayments or redemptions of Surviving Debt in accordance with the terms thereof or as otherwise permitted by Section 5.02(b) (other than with respect to any earnout or similar Obligation in connection with the acquisition of any Health Club Facility, the Subordinated Debt or any Seller Debt) or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt which amendment, modification or change could adversely affect the interests or rights of any Agent or the Lender Parties, or permit any of its Subsidiaries to do any of the foregoing.

      (k) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

      (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than any such agreement in favor of the

Secured Parties, except with regard to the specific assets referred to in Sections 5.02(a)(iii), (iv) and (v).

      (m) Partnerships. Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so.

      (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts) except for Hedge Agreements permitted under Section 5.02(b)(i)(C).

      (o) Debt of Foreign Subsidiaries. Permit any Foreign Subsidiary to create, incur, assume or suffer to exist, any Debt, other than (i) Debt that is non-recourse to the Borrower and its Subsidiaries and (ii) Debt owed to the Borrower or any of its Subsidiaries so long as such Debt is evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, which note shall be pledged under the terms of the Collateral Documents to the Administrative Agent, on behalf of the Secured Parties.

      SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding, any Hedge Agreement with any Hedge Bank shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Lender Parties:

            (a) Default and Prepayment Notices. (i) Promptly after the Borrower has knowledge of the occurrence of any Default which is continuing, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 1:00 P.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date. Each such notice (a "Prepayment Notice") shall be by telex or telecopier or otherwise as provided in Section 8.02.

            (b) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such month and Consolidated statement of income and cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and commencing with the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor or

      Borrower has taken and proposes to take with respect thereto and (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statement of income and cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such quarter and commencing with the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor or Borrower has taken and proposes to take with respect thereto, (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (iii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Sections 5.02(e)(v) and 5.04.

            (d) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year of the Parent Guarantor, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statement of income and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by the unqualified opinion of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a separate report on compliance with contractual provisions related to audited financial statements of such accounting firm to the Lender Parties stating that in the course of the regular audit of the financial statements of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that, with respect to financial and accounting matters pursuant to Sections 5.04(b) and (c) as of the date of their audit, a Default has occurred and is continuing or, if such accounting firm is aware that a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule prepared by the chief financial officer of the Parent Guarantor in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining, as of the end of such fiscal year, compliance with the covenants contained in Sections 5.02(e)(v) and 5.04, (iii) a certificate of the chief financial officer of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor or Borrower has taken and proposes to take with respect thereto and (iv) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

            (e) Annual Forecasts. As soon as available and in any event no later than 15 days after the end of each fiscal year of the Parent Guarantor, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for such fiscal year and on an annual basis for the shorter period of (i) the four fiscal years thereafter, and (ii) each fiscal year thereafter until the Final Maturity Date.

            (f) ERISA Events. Promptly and in any event within 20 Business Days after any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

            (g) Plan Terminations. Promptly and in any event within 20 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan in either case pursuant to Section 4042 of ERISA.

            (h) Plan Annual Reports. Promptly and in any event within 20 Business Days after a request by the Administrative Agent or any Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) most recently filed with the Internal Revenue Service with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

            (i) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan,
      (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount (if such amount is known by the Borrower) of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii).

            (j) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries or any of their properties of the type described in Section 4.01(i).

            (k) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (l) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

            (m) Agreement Notices. Promptly upon receipt thereof, copies of all material notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement, and copies of any amendment, modification or waiver of any provision of any Related Document or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent or any Lender Party through the Administrative Agent may reasonably request.

            (n) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $200,000 or more.

            (o) Environmental Conditions. Promptly after having actual knowledge thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (p) Real Property. As soon as available and in any event within 60 days after the end of each fiscal year, a report identifying all owned or leased real property disposed of or no longer used by the Borrower or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and such other information as may be requested by the Administrative Agent with respect thereto.

            (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries) as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

            SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding, any Hedge Agreement with any Hedge Bank shall be in effect or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will:

            (a) Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Leverage Ratio for each Quarterly Rolling Period set forth below of not more than the amount set forth below for such Rolling
      Period:

             Quarterly Rolling Period Ending In           Ratio
             ----------------------------------           -----

             Initial Extension of Credit to
             December 31, 1997                            4.75:1.00

             January 1, 1998 to December 31, 1998         4.75:1.00

             January 1, 1999 to December 31, 1999         4.50:1.00

             January 1, 2000 to December 31, 2000         4.00:1.00

             January 1, 2001 to December 31, 2001         3.50:1.00

             January 1, 2002 to December 31, 2002         3.25:1.00

             January 1, 2003 to December 31, 2003         3.00:1.00

             January 1, 2004 to December 31, 2004         2.00:1.00

            (b) Interest Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries an Interest Coverage Ratio for each Quarterly Rolling Period set forth below of not less than the amount set forth below for such Rolling Period:

             Quarterly Rolling Period Ending In           Ratio
             ----------------------------------           -----

             Initial Extension of Credit to
             December 31, 1997                            2.25

             January 1, 1998 to December 31, 1998         2.25

             January 1, 1999 to December 31, 1999         2.50

             January 1, 2000 to December 31, 2000         2.75

             January 1, 2001 to December 31, 2001         3.00

             January 1, 2002 to December 31, 2002         3.25

             January 1, 2003 to December 31, 2003         3.50

             January 1, 2004 to December 31, 2004         3.75

            (c) Fixed Charge Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Quarterly Rolling Period hereinafter of not less than 1.75:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of, or interest on, any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fall to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(b), 5.01(d), 5.01(e), 5.01(f), 5.01(g), 5.01(h), 5.01(j), 5.01(l), 5.01(m), 5.01(n), 5.01(o),
      5.02, 5.03 or 5.04; or

            (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after such Loan Party has actual knowledge thereof; or

            (e) any Loan Party or any of its Subsidiaries shall fall to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any one or more judgments or orders for the payment of money that, either individually or in the aggregate, exceed $1,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any nonmonetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(m) or 5.01(o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to Sections 3.01, 5.01(m) or 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in any material Collateral purported to be covered thereby; or

            (k) (i) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of

      1934), directly or indirectly, of Voting Stock of the Parent Guarantor (or other securities convertible into such Voting Stock) representing 35 % or more of the combined voting power of all Voting Stock of the Parent Guarantor; or (ii) the MDC Investors shall for any reason own, directly or indirectly, in the aggregate a lesser percentage of the combined voting power of all Voting Stock of the Parent Guarantor than any other holder of such Voting Stock of the Parent Guarantor; or (iii) the first day on which a majority of the members of the Board of Directors of the Parent Guarantor are not Continuing Directors; or (iv) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent Guarantor; or

            (l) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and such ERISA Event could reasonably be expected to have a Material Adverse Effect; or

            (m) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect; or

            (n) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased by an amount that could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by the Swing Line Bank or a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by the Swing Line Bank or a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Required Lenders, shall, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                   ARTICLE VII

                                   THE AGENTS

            SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and, to the extent applicable, the Issuing Bank, the Swing Line Bank and a potential Hedge Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this

Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Agents' Reliance, Etc. None of the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

            SECTION 7.03. Each Agent and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each of the Agents and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries (including Foreign Subsidiaries) and any Person who may do business with or own securities of any Loan Party or any such Subsidiary (including Foreign Subsidiaries), all as if such Agent were not an Agent and without any duty to account therefor to the Lender Parties.

            SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their Term A Commitments and Term B Commitments at such time and (iv) their respective Unused Working Capital Commitments at such time, provided that the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(iii) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time plus (iv) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to any Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06. Successor Agents. (a) The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which such Agent has resigned. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to any mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to any mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and by all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

      (b) Any Agent other than the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and none of such Agents shall have any duties or obligations under this Agreement or the other Loan Documents in their capacities as such agents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Third Restatement Date, 3.02, (ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of the Parent Guarantor under Section 1 of the Holdings Guaranty or otherwise limit the Parent Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the

Collateral and (v) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Facility affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agents under this Agreement.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 5020 Franklin Drive, Pleasanton, California 94588, Attention: Mr. Gilbert K. Freeman, telecopier number: (510) 416-7398 with a copy to McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022, Attention: Mr. David E. King, telecopier number: (212) 355-6283, with a copy to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Frank L. Schiff, Esq., telecopier number: (212) 354-8113; if to any Lender Party that is listed on the signature pages hereto, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to any Agent, c/o the Administrative Agent at its address at 499 Park Avenue, New York, New York 10022, Attention: Mr. Michael L. Finkelman, Vice President, telecopier number: (212) 418-8269; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries) arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Agents and each Lender Party with respect thereto).

      (b) The Borrower agrees to indemnify and hold harmless the Agents, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all Indemnified costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances, or the Letters of Credit, the Loan Documents, or any of the transactions contemplated hereby or thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, any transactions contemplated hereby and thereby) by the Borrower of any Health Club Facility or (ii) the actual or alleged presence of Hazardous Materials on any property of or operated by any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries) or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries), in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such Indemnified costs are found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities or any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances or the Letters of Credit.

      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Sections 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

      (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

      (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 8.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its respective Affiliates may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, each Restatement Lender, the Existing Issuing Bank and the Swing Line Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,000.

      (b) The Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of the Letter of Credit Facility at any time.

      (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

      (d) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of Lien created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement or any other Loan Document as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

      (e) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

      (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, or A-2 hereto, as the case may be.

      (g) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) to any Person other than any Loan Party or any of its Subsidiaries (including Foreign Subsidiaries) or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

      (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

      (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and any Lender Party that is a fund may at any time without the consent of the Administrative Agent and Borrower pledge all or any portion of its interest and rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) to its trustee in support of its obligations to such trustee.

      (j) The Borrower and each Lender Party agree that, at the request of the Administrative Agent, the Borrower or such Lender will re-execute this Agreement to reflect the assignments that have been effected in accordance with this
Section 8.07.

            SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

            SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to commence or participate in any action, suit or proceeding relating to this Agreement or any of the other Loan Documents to which it is or is to be a party, or otherwise to proceed against such party in the court of any other jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) The Borrower irrevocably consents to the service of any and all process in any such action, suit or proceedings address set forth in Section 8.02, or by any other method permitted by law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (d) To the extent that the Borrower has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its Obligations under this Agreement, the Notes, any other Loan Document and any Secured Hedge Agreement to which it is or is to be a party.

            SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury to the fullest extent permitted by law in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the transactions contemplated hereby or thereby or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement hereof or thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          24 HOUR FITNESS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FITNESS HOLDINGS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS,
                                          as Administrative Agent, Issuing Bank,
                                          Swing Line Bank and Lender


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY
                                          as Documentation Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK,  N.A.
                                          as Co-Agent

                                          By:
                                              --------------------------
                                              Name:
                                              Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          24 HOUR FITNESS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FITNESS HOLDINGS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS,
                                          as Administrative Agent, Issuing Bank,
                                          Swing Line Bank and Lender


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY
                                          as Documentation Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK,  N.A.
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          24 HOUR FITNESS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FITNESS HOLDINGS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS,
                                          as Administrative Agent, Issuing Bank,
                                          Swing Line Bank and Lender


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY
                                          as Documentation Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK,  N.A.
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          24 HOUR FITNESS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FITNESS HOLDINGS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS,
                                          as Administrative Agent, Issuing Bank,
                                          Swing Line Bank and Lender


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY
                                          as Documentation Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK,  N.A.
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          24 HOUR FITNESS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FITNESS HOLDINGS, INC.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS,
                                          as Administrative Agent, Issuing Bank,
                                          Swing Line Bank and Lender


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY
                                          as Documentation Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK,  N.A.
                                          as Co-Agent


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANQUE NATIONALE DE PARIS


                                          By:
                                              --------------------------
                                              Name:
                                              Title:


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          BANKERS TRUST COMPANY


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          LASALLE NATIONAL BANK


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          WELLS FARGO BANK, N.A.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          THE ING CAPITAL SENIOR SECURED
                                          HIGH INCOME FUND, L.P.


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          ARCHIMEDES FUNDING, L.L.C.
                                          By: ING Capital Advisors Incorporated,
                                              as Collateral Manager


                                          By:
                                              --------------------------
                                              Name:
                                              Title: Vice President &
                                                     Portfolio Manager

                                          KZH - CRESCENT CORPORATION


                                          By:
                                              --------------------------
                                              Name:
                                              Title: Authorized Agent

                                          Crescent/Mach I Partners, L.P.,
                                          by: TCW Asset Management Company, its
                                          Investment Manager


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          PILGRIM AMERICA PRIME RATE


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                          FIRST SOURCE FINANCIAL, LLP
                                          By First Source Financial, Inc.
                                          its Agent Manager


                                          By:
                                              --------------------------
                                              Name:
                                              Title:

                                    SCHEDULES

Schedule I          Commitments and Applicable Lending Offices

Schedule 11         Equity Investors

Schedule III        Existing Letters of Credit

Schedule IV         Holdings Notes

Schedule 3.01(d)    Surviving Debt

Schedule 4.01(b)    Subsidiaries

Schedule 4.01(f)    Possible Revenue Recognition Policy Adjustments

Schedule 4.01(y)    Open Years

Schedule 4.01(z)    Tax Adjustments, Etc.

Schedule 4.01(ee)   Owned Real Properties

Schedule 4.01(ff)   Leased Properties

Schedule 4.01(gg)   Investments

Schedule 5.01(l)    Transactions with Affiliates

                                    EXHIBITS

Exhibit A-1   Form of Term A Note

Exhibit A-2   Form of Term B Note

Exhibit A-3   Form of Working Capital Note

Exhibit B     Form of Notice of Borrowing

Exhibit C     Form of Assignment and Acceptance

Exhibit D     Form of Security Agreement

Exhibit E     Form of Holdings Pledge Agreement

Exhibit F     Form of Holdings Guaranty

Exhibit G     Form of Solvency Certificate

Exhibit H-1   Form of Opinion of Borrower's Counsel (New York)

Exhibit H-2   Form of Opinion of Borrower's Counsel (California)

Exhibit I     Form of Seller Subordination Agreement

Exhibit J     Form of Subsidiary Guaranty

Exhibit K     Form of Intercompany Subordination Agreement

Exhibit L     Form of Assignment Agreement